                                                                     EXHIBIT 4.4

                          MAGNUM HUNTER RESOURCES, INC.

                                  $300,000,000

                           9.60% Senior Notes due 2012



                               PURCHASE AGREEMENT

                                                                  March 13, 2002



DEUTSCHE BANC ALEX. BROWN INC.
LEHMAN BROTHERS INC.
CIBC WORLD MARKETS CORP.
BNP PARIBAS SECURITIES CORP.
SWS SECURITIES, INC.
MONNESS, CRESPI, HARDT & CO., INC.
RBC DOMINION SECURITIES CORPORATION
SAN JACINTO SECURITIES, INC.
FROST SECURITIES, INC.
RYAN BECK & CO., LLC
HARTSFIELD CAPITAL SECURITIES, INC.


c/o Deutsche Banc Alex. Brown Inc.
    31 West 52nd Street
    New York, New York 10019

Ladies and Gentlemen:

          Magnum Hunter Resources, Inc. (the "Company"), a Nevada corporation, hereby confirms its agreement with you (the "Initial Purchasers"), as set forth below.

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                                       -2-

     1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $300,000,000 aggregate principal amount of the Company's 9.60% Senior Notes due 2012 (the "Notes"). The Notes will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined herein), by and among the Company, the Guarantors (as defined below) and Bankers Trust Company, as trustee (the "Trustee"). The Company's obligations under the Notes and the Indenture will be unconditionally guaranteed pursuant to the terms of the Indenture (the "Guarantees") on an unsecured senior basis by each of the entities listed on Schedule II hereto (each, a "Guarantor" and collectively, the "Guarantors") and each of the entities listed on Schedule III hereto (the "Additional Guarantors"), which Additional Guarantors will become subsidiaries of the Company on the Closing Date. Each of the Additional Guarantors will execute an instrument in substantially the form attached hereto as Exhibit A (the "Joinder Agreement") pursuant to which each of such entities will become a party to this Agreement as a Guarantor. Prior to the execution of the Joinder Agreement by each of the entities listed on Schedule III hereto, the term "Guarantors" as used herein shall refer to all of the subsidiaries listed on Schedule II hereto. Following the execution of the Joinder Agreement on the Closing Date by each of the entities listed on Schedule III hereto, the term "Guarantors" as used herein shall include all of the entities listed on Schedules II and III hereto. The Notes and the Guarantees are collectively referred to herein as the "Securities."

          The Securities will be offered and sold to you without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated February 28, 2002 (the "Preliminary Memorandum") and a final offering memorandum dated March 13, 2002 (the "Final Memorandum," the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the Securities, the terms of the offering of the Securities, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein. Unless otherwise indicated, all references herein to the Preliminary Memorandum or the Final Memorandum shall be deemed to include any documents filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") which are incorporated by reference therein. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Preliminary Offering Memorandum or the Final Memorandum or any amendment or supplement thereto.

          The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form

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                                       -3-

attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company and the Guarantors have agreed, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Exchange Notes (as defined in the Registration Rights Agreement) under the Act. This Agreement, the Notes, the Exchange Notes, the Private Exchange Notes (as defined in the Registration Rights Agreement), the Guarantees, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Note Documents."

          The Securities are being offered in connection with (i) the execution by the Company of an amended and restated credit agreement (the "Credit Agreement") on the Closing Date (as defined in below) with Bankers Trust Company, as the administrative agent, and the execution by the Guarantors of an amended and restated subsidiary guaranty agreement relating to the Credit Agreement (the "Guaranty Agreement") on the Closing Date and (ii) the consummation of the merger contemplated by that certain Merger Agreement, dated as of December 17, 2001, (as amended from time to time, the "Merger Agreement"), by and among the Company, Pintail Energy, Inc. and Prize Energy Corp. ("Prize"), pursuant to which Prize will, upon the terms and subject to the conditions set forth therein, merge with and into Pintail Energy, Inc. (the "Merger").

          The offering of the Notes, the entering into and borrowing under the Credit Agreement and the guarantee thereof pursuant to the Guaranty Agreement and the consummation of the Merger are collectively referred to as the "Transactions." The Note Documents, the Credit Agreement, the Guaranty Agreement and the Merger Agreement are collectively referred to herein as the "Transaction Documents."

     2. Representations and Warranties of the Company. The Company and each of the Guarantors, jointly and severally, represents and warrants to and agrees with each of the Initial Purchasers that:

          (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to and on the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to any of the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

          (b) The Incorporated Documents, to the extent filed by the Company (the "Company Incorporated Documents") heretofore filed were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed) conformed in all material respects to the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further Company Incorporated Documents will, when so filed, be filed in a timely manner and conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          To the knowledge of the Company, the Incorporated Documents, to the extent filed by Prize, heretofore filed were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed) conformed in all material respects to the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (c) All of the outstanding shares of capital stock of the Company and each of its Subsidiaries (as defined below) have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; as of the Closing Date, all of the outstanding shares of capital stock of the Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions and other than the security interests granted to the agent for the benefit of the lenders under the Credit Agreement) or voting. Attached as Schedule IV is a true and complete list of each entity in which the Company has a direct or indirect majority equity or voting interest, their jurisdictions of incorporation or formation, their equity holders and percentage equity ownership by the Company. Prior to the consummation of the Merger, the term "Subsidiaries" as used herein shall refer to all of the subsidiaries listed on Schedule IV hereto. Following consummation of the Merger, the term "Subsidiaries" as used herein shall refer to all of the subsidiaries listed on Schedule IV hereto and all of the entities listed on Schedule III hereto. Except as set forth on Schedule V hereto and in the Final Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding. Except for the Company's direct and indirect interests in the Subsidiaries and as set forth on Schedule V hereto, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

          (d) Each of the Company and the Guarantors is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or partnership power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").

          (e) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes, the Private Exchange Notes. The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and (assuming the due authorization, execution and delivery of the Indenture by the Trustee), when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (f) Each of the Guarantors has all requisite corporate or partnership power and authority to execute, deliver and perform each of its obligations under the Guarantees. The Guarantees have been duly and validly authorized by each Guarantor, and (assuming due authorization, execution and delivery of the Indenture by the Trustee) when executed and delivered by such Guarantor, will have been duly executed and delivered and will constitute the valid and legally binding obligations of such Guarantor, entitled to the benefits of the Indenture, enforceable against each of them in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (g) Each of the Company and the Guarantors has all requisite corporate or partnership power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by each of the Company and the Guarantors and, when executed and delivered in accordance with its terms (assuming the due authorization, execution and delivery by the Trustee), will have been duly executed and delivered and will constitute a valid and legally binding agreement of each of the Company and the Guarantors, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (h) Each of the Company and the Guarantors has all requisite corporate or partnership power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by each of the Company and the Guarantors and, when executed and delivered by the Company and each of the Guarantors (assuming due authorization, execution and delivery by the other parties thereto), will have been duly executed and delivered and will constitute a valid and legally binding agreement of each of the Company and the Guarantors, enforceable against each of them in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (i) Each of the Company and the Guarantors has all requisite corporate or partnership power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company and the Guarantors of the transactions contemplated hereby have been duly and validly authorized by each of the Company and the Guarantors. This Agreement has been duly executed and delivered by each of the Company and the Guarantors.

          (j) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement. Each Guarantor has all requisite corporate or partnership power and authority to execute, deliver and perform its obligations under the Guaranty Agreement. The Credit Agreement and the Guaranty Agreement have been duly and validly authorized by each of the Company and the Guarantors, to the ex-tent a party thereto, and, when executed and delivered by the Company and each of the Guarantors, to the extent a party thereto (assuming due authorization, execution and delivery by the other parties thereto), will have been duly executed and delivered and will constitute valid and legally binding agreements of each of the Company and the Guarantors, to the extent a party thereto, enforceable against each of them in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (k) Assuming the accuracy of the representations of the Initial Purchasers in Section 8, no consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company and the Guarantors of the Securities to the Initial Purchasers or the consummation by them of the other Transactions, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Initial Purchasers and except (with respect to the Merger) as disclosed in the Merger Agreement or the disclosure schedules relating thereto. Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws or similar organizational documents, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which their respective properties or assets are subject (collectively, "Contracts"), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

          (l) The execution, delivery and performance by the Company and the Guarantors of the Transaction Documents (to the extent a party thereto) and the consummation of the Transactions, and the fulfillment of the terms hereof and thereof, will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a lien, charge, encumbrance or restriction (except liens securing obligations under the Credit Agreement, the Guaranty Agreement and the agreements related thereto) on any property or assets of the Company or any Subsidiary with respect to (i) the terms or provisions of any Contract (other than the credit facilities of the Company and Prize existing on the date of this Agreement which are being repaid in connection with the Transactions), except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws or similar organizational documents of the Company or any of the Subsidiaries, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company, the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

          (m) Each of the Indenture, the Notes, the Exchange Notes, the Guarantees, the Registration Rights Agreement and the Credit Agreement conforms in all material respects to the description thereof in the Final Memorandum.

          (n) The consolidated financial statements of the Company and the related notes thereto included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein, and comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations thereunder. The summary and selected financial and statistical data of the Company included in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein, and comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations thereunder (except for the exclusion of earnings per share data). Deloitte & Touche LLP is an independent public accounting firm as required by the Act and the rules and regulations thereunder.

              To the knowledge of the Company, the consolidated financial statements of Prize and the related notes thereto included in the Final Memorandum present fairly in all material respects the financial position, results of operations, and cash flows of Prize at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. To the knowledge of the Company, the summary and selected financial and statistical data of Prize included in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein, and comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regula-
     tions thereunder (except for the exclusion of earnings per share data). Ernst & Young LLP is an independent accounting firm as required by the Act and the rules and regulations thereunder.

          (o) (i) The pro forma financial statements (including the notes thereto) and other pro forma financial information included in the Final Memorandum (A) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Exchange Act (except for the exclusion of earnings per share data), (B) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (C) have been properly computed on the bases described therein, and (ii) the assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (p) Except as described in the Final Memorandum, there is not pending or, to the best knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Guarantors is a party, or to which any of their properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, which, if determined adversely to the Company or any such Guarantor, would have a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

          (q) Each of the Company and the Subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Final Memorandum, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with (or knows of no such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

          (r) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made or will have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as now or proposed to be conducted as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has (r) fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except for the termination of drilling permits in the ordinary course of business which would not have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

          (s) Since the date of the most recent audited financial statements appearing in the Final Memorandum, except as described therein there has been no material adverse change, and no fact has become known to the Company which could reasonably be expected to result in a material adverse change, on the management, business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, or any loss of, or damage to, properties (whether or not insured) which could reasonably be expected to affect materially and adversely the management, business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole. Since the date of the latest balance sheet presented in the Final Memorandum, except as expressly disclosed in the Final Memorandum and except as set forth on Schedule VI hereto, neither the Company nor any of its Subsidiaries has (i) incurred or undertaken any liabilities or obligations, direct or contingent, that are material to the Company and its Subsidiaries taken as a whole, (ii) entered into any material transaction not in the ordinary course of business and consistent with past practice or (iii) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock (other than any dividends or distributions to the Company and as set forth on Schedule VI hereto).

          (t) Each of the Company and Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any of the Subsidiaries is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would have, individually or in the aggregate, a Material Adverse Effect.

          (u) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Company believes to be reliable and accurate.

          (v) Neither Company nor any of the Subsidiaries nor any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (w) Each of the Company and the Subsidiaries has good title to all personal property described in the Final Memorandum as being owned by it, good and defensible title to all real property described in the Final Memorandum as being owned by it and good and defensible title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it, in each case, as of the Closing Date, free and clear of all liens, charges, encumbrances or restrictions, except for liens securing obligations under the Credit Agreement or the Guaranty Agreement, liens securing obligations relating to the Master Lease Agreement between General Electric Capital Corporation and Magnum Hunter Production, Inc., liens on assets of Redhead Energy, Inc. securing indebtedness of Redhead Energy, Inc. and except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any Subsidiary is a party or by which the Company or such Subsidiary is bound are valid and enforceable against the Company or such Subsidiary, to the knowledge of the Company are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

          (x) There are no legal or governmental proceedings involving or affecting the Company, any of the Subsidiaries or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

          (y) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any Subsidiary, (E) neither the Company nor any Subsidiary has received notice that it has been identified as a potentially responsible party under the Compre(y) hensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law and (F) no property or facility of the Company or any Subsidiary is
(i) listed or proposed for listing on the National Priorities List under

CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

          For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials, into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and aboveground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

          (z) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or the Subsidiaries that is pending or, to the knowledge of the Company, threatened.

          (aa) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

          (bb) Neither the Company nor any Subsidiary has any liability for any prohibited transaction within the meaning of (S)406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or funding deficiency within the meaning of (S)302 of ERISA or any complete or partial withdrawal liability under (S)4201 of ERISA with respect to any pension, profit sharing or other plan which is subject to ERISA to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, each of the Company and the Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.

          (cc) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance (cc) with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (dd) Neither the Company nor any Subsidiary will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (ee) As of the date hereof, (a) the only material assets of Hunter Butcher International Limited Liability Company, Canvasback Energy, Inc. and Redhead Energy, Inc. are set forth on Schedule VIII hereto and (b) the total consolidated assets owned by Inseco Corporation, SPL Gas Marketing Inc., Midland Hunter Petroleum Limited Liability Company and Pintail Oil & Gas, Inc. do not exceed 2% of the total consolidated assets of the Company.

          (ff) Except as set forth on Schedule VII hereto, no holder of securities of the Company (other than the Registrable Notes (as defined in the Registration Rights Agreement)) will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement.

          (gg) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of the Company and the Subsidiaries, on a consolidated basis, will exceed the sum of their consolidated stated liabilities and identified contingent liabilities; neither the Company nor any of the Subsidiaries is, or will be after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

          (hh) Neither the Company nor any of the Subsidiaries nor any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (ii) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

          (jj) No securities of the Company are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (kk) Neither the Company nor any Subsidiary has taken, nor will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

          (ll) Neither the Company nor the Subsidiaries, nor any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) or any person acting on any of their behalf (other than the Initial Purchasers as to which the Company and the Subsidiaries make no representation) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities; the Company and its respective Affiliates and any person acting on any of their behalf (other than the Initial Purchasers as to which the Company and the Subsidiaries make no representation) have complied with the offering restrictions requirement of Regulation S.

          Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiaries to each Initial Purchaser as to the matters covered thereby.

     3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantors agree to issue and sell to the Initial Purchasers, and each of the Initial Purchasers agrees, acting severally and not jointly, to purchase the Securities, in the respective principal amounts set forth opposite their names on Schedule I hereto, at 97.250% of their principal amount.

          One or more certificates in definitive form for the Securities that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer of immediately available funds payable to such account or account as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York, at 10:00 A.M., New York time, on March 15, 2002, or at such other place, time or date as the Initial Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Securities available for checking and packaging by the Initial Purchasers at the offices of Deutsche Banc Alex. Brown Inc. in New York, New York or such other place as Deutsche Banc Alex. Brown Inc. may designate, at least 24 hours prior to the Closing Date.

     4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the sole judgment of the Initial Purchasers is advisable.

     5. Covenants of the Company. The Company and the Guarantors covenant and agree with each of the Initial Purchasers that:

          (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers and counsel to the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent, which consent shall not be unreasonably withheld. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

          (b) The Company and the Guarantors will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualification in effect for as long as may be necessary to complete the resale of the Securities by the Initial Purchasers; provided, however, that in connection therewith neither the Company nor any Guarantor shall be required to qualify as a foreign corporation or partnership or to execute a general consent to service of process in any jurisdiction or subject itself to any tax in any such jurisdiction where it is not then so subject.

          (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum in order to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at the Company's expense, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

          (e) The Company will apply the net proceeds from the sale of the Securities substantially as set forth under "Use of Proceeds" in the Final Memorandum.

          (f) For so long as any Securities remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

          (g) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by its most recent financial statements appearing in the Final Memorandum.

          (h) None of the Company, the Guarantors nor any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities.

          (i) Neither the Company nor any Guarantor will, nor will the Company permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (j) For so long as any of the Securities remain outstanding, the Company will make available, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (k) Each of the Company and the Guarantors will use its best efforts to (i) permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Portal Market and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

     6. Expenses. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 or 12 hereof, including all costs and expenses incident to: (i) the printing, word processing or other production of documents with respect to such transactions, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendments or supplements thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) the preparation (including printing), issuance and delivery to the Initial Purchasers of any certificates evidencing the Securities,
     (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) the expenses of the Company in connection with any meetings with prospective investors in the Securities, (vii) the fees and expenses of the Trustee, including fees and expenses of its counsel, and (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the Portal Market and (ix) any fees charged by investment rating agencies for the rating of the Securities. If the issuance and sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 12 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company will promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

     7. Conditions of the Initial Purchasers' Obligations. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Thompson & Knight LLP, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

                  (1) Each of the Guarantors is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum. Each of the Company and the Guarantors is duly qualified as a foreign corporation or limited partnership and in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

                  (2) Giving effect to the Transactions, the Company has the authorized capitalization, the issued and outstanding preferred stock and, to the knowledge of such counsel, the issued and outstanding common stock, in each case as set forth on a schedule attached to such opinion. All of the outstanding shares of capital stock of the Guarantors are owned, directly or indirectly, by the Company, free and clear of all perfected security interests and, to the knowledge of such counsel, free and clear of all other liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions and other than the security interests granted to the agent for the benefit of the lenders under the Credit Agreement) or voting.

                  (3) To the knowledge of such counsel, (A) except as set forth on Schedule V hereto, no options, warrants or other rights to purchase from the Company or any Subsidiary shares of capital stock or ownership interests in the Company or any Subsidiary are outstanding, (B) except as set forth on Schedule V hereto, no agreements or other obligations of the Company or any Subsidiary to issue, or other rights to cause the Company or any Subsidiary to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company or any Subsidiary are outstanding and, (C) except as set forth on Schedule VII hereto, no holder of securities of the Company or any Subsidiary (other than the Registrable Notes) is entitled to have such securities registered under a registration statement filed by the Company pursuant to the Registration Rights Agreement.

                  (4) Each of the Guarantors has all requisite corporate or partnership power and authority to execute, deliver and perform its obligations under the Indenture and the Guarantees; the Indenture is in sufficient form for qualification under the TIA; the Indenture has been duly and validly authorized, executed and delivered by each of the Company and the Guarantors, and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes the valid and legally binding agreement of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (5) The Notes are in the form contemplated by the Indenture. The Notes have each been duly and validly authorized, executed and delivered by the Company and, when paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (6) The Guarantees are in the form contemplated by the Indenture. The Guarantees have been duly and validly authorized, executed and delivered by each Guarantor and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) constitute the valid and legally binding obligations of each Guarantor, entitled to the benefits of the Indenture, enforceable against each of them in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (7) The Exchange Notes and the Private Exchange Notes and the guarantees to be endorsed on them have been duly and validly authorized by the Company and each of the Guarantors, as the case may be, and when the Exchange Notes and the Private Exchange Notes have been duly executed and delivered by the Company and the related guarantees have been duly executed and delivered by the Guarantors, each in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company and the Guarantors, respectively, entitled to the benefits of the Indenture, and enforceable against the Company and the Guarantors, respectively, in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (8) Each of the Guarantors has all requisite corporate or partnership power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantors, and (assuming due authorization, execution and delivery thereof by the Initial Purchasers) constitutes the valid and legally binding agreement of the Company and the Guarantors enforceable against each of them in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                  (9) Each of the Guarantors has all requisite corporate or partnership power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by the Company and the Guarantors of the transactions contemplated hereby have been duly and validly authorized by the Company and the Guarantors. This Agreement has been duly executed and delivered by each of the Company and the Guarantors.

                  (10) Each of the Guarantors has all requisite corporate or partnership power and authority to execute, deliver and perform its obligations under the Guaranty Agreement; the Credit Agreement and the Guaranty Agreement have been duly and validly authorized, executed and delivered by the Company and the Guarantors, to the extent a party thereto, and (assuming due authorization, execution and delivery thereof by the other parties thereto) constitute the valid and legally binding agreements of the Company and the Guarantors, to the extent a party thereto, enforceable against each of them in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (11) The Indenture, the Notes, the Exchange Notes, the Guarantees, the Registration Rights Agreement and the Credit Agreement conform as to legal matters in all material respects to the descriptions thereof contained in the Final Memorandum.

                  (12) To the knowledge of such counsel, no legal or governmental proceedings are pending or threatened to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary is subject which would be required under the Act to be described in a registration statement or in a prospectus and are not described in the Final Memorandum, or which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

                  (13) The statements in the Final Memorandum under the headings "Summary of the Prize Merger Agreement" and "Material United States Federal Tax Consequences," insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information described therein.

                  (14) Neither the Company nor any Subsidiary is, to the knowledge of such counsel, (i) in violation of its certificate of incorporation or bylaws or similar organizational documents, or (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect (it being understood that such counsel need express no opinion with respect to the regulations of the Railroad Commission of the State of Texas).

                  (15) The execution, delivery and performance of the Transaction Documents and the consummation of the Transactions (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a lien on any property or assets of the Company or any Subsidiary with respect to (i) the terms or provisions of any contract pursuant to which the Company or a Subsidiary has incurred indebtedness, any contract described in the Final Memorandum or any contract filed as an exhibit to the Incorporated Documents (such contracts, the "Material Contracts"), except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the articles of incorporation or bylaws or similar organizational documents of the Company or any Subsidiary, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or any Subsidiary and to transactions of the type contemplated by the Final Memorandum, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (16) To the knowledge of such counsel, no consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Company of the Notes to the Initial Purchasers or the other transactions contemplated in this Agreement, except such as may be required under state securities and Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

                  (17) To the knowledge of such counsel, the Company and the Subsidiaries have obtained all Permits necessary to conduct the businesses now or proposed to be conducted by them as described in the Final Memorandum, the lack of which would, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except for any such revocation or termination which would not have a Material Adverse Effect.

                  (18) None of the Company or the Subsidiaries is, or immediately after the sale of the Notes to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (19) No registration under the Act of the Notes is required in connection with the sale of the Notes to the Initial Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) (A) that the purchasers who buy such Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated un-der the Act ("QIBs") or (B) that the offer or sale of the Notes is made in an offshore transaction as defined in Regulation S, (ii) the accuracy of the Initial Purchasers' representations in Section 8 and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in
         Section 8 hereof.

                  (20) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Notes will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  (21) Based upon Section 35.51 of the Uniform Commercial Code of Texas, in a properly presented action or proceeding arising out of or relating to the Note Documents in any court in the State of Texas or in any federal court sitting in the State of Texas, such court would give effect to the choice of substantive law of the State of New York to govern such documents.

                  At the time the foregoing opinion is delivered, such counsel shall additionally state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsections 7(a)(xi) and 7(a)(xiii)), no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical, accounting, reserve and well data included in the Final Memorandum). The opinion of such counsel described in this Section shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                  References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

                  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of Texas. Such counsel may also state that, insofar as such opin-
     ion involves factual matters, such counsel have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been provided to the Initial Purchasers.

          (b) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Woodburn & Wedge, special Nevada counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

          (1) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum.

          (2) None of the outstanding shares of capital stock of the Company has been issued in violation of any preemptive or similar rights.

          (3) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture, the Notes, the Exchange Notes and the Private Exchange Notes; and the Indenture has been duly and validly authorized, executed and delivered by the Company.

          (4) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; and the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company.

          (5) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and this Agreement has been duly and validly authorized, executed and delivered by the Company.

          (6) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement; and the Credit Agreement has been duly and validly authorized, executed and delivered by the Company.

          (c) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Morgan Johnston, General Counsel of the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

          (1) No legal or governmental proceedings are pending or, to the knowledge of such counsel, threatened to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary is subject which would be required under the Act to be described in a registration statement or in a prospectus and are not described in the Final Memorandum, or which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

          (2) To the knowledge of such counsel, no Contract to which the Company or any Subsidiary is a party would be required under the Act to be described in a registration statement or prospectus that is not described in the Final Memorandum.

          (3) Neither the Company nor any Subsidiary is (i) in violation of its certificate of incorporation or bylaws or similar organizational documents,
     (ii) to the knowledge of such counsel, in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) to the knowledge of such counsel, in breach or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any Contract, except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

          (4) The execution, delivery and performance of the Transaction Documents and the consummation of the Transactions (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a lien on any property or assets of the Company or any Subsidiary with respect to (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws or similar organizational documents of the Company or any Subsidiary, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or any Subsidiary and to transactions of the type contemplated by the Final Memorandum, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

          (5) To the knowledge of such counsel, no consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Company of the Notes to the Initial Purchasers or the other transactions contemplated in this Agreement, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

          (6) To the knowledge of such counsel, the Company and the Subsidiaries have obtained all Permits necessary to conduct the businesses now or proposed to be conducted by them as described in the Final Memorandum, the lack of which would, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except for any such revocation or termination which would not have a Material Adverse Effect.

          At the time the foregoing opinion is delivered, such counsel shall additionally state that he has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although he has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum, no facts have come to his attention which lead him to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical, accounting, reserve and well data included in the Final Memorandum). The opinion of such counsel described in this Section shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

          References to the Final Memorandum in this subsection (c) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

          In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of Texas. Such counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been provided to the Initial Purchasers.

          (d) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement, and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

          (e) The Initial Purchasers shall have received from Deloitte & Touche LLP, independent public accountants for the Company, and Ernst & Young LLP, independent public accountants for Prize, comfort letters, dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers.

          (f) The Initial Purchasers shall have received letters, dated the Closing Date and addressed to the Initial Purchasers, from DeGolyer and MacNaughton, Ryder Scott Company, L.P. and Cawley, Gillespie & Associates, Inc., each independent petroleum engineers for the Company, and Netherland, Sewell & Associates, Inc., independent petroleum engineers for Prize, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers.

          (g) The representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; each of the Company and the Guarantors shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as set forth in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof) subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (h) The issuance and sale of the Securities pursuant to this Agreement shall not be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to this Agreement before any court or governmental authority.

          (i) The Initial Purchasers shall have received certificates, dated the Closing Date, signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to the effect that:

          (1) The representations and warranties of the Company and the Guarantors in this Agreement are true and correct in all material respects as if made on and as of the Closing Date, and each of the Company and the Guarantors has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

          (2) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred and no information has become known that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

          (3) The sale of the Securities hereunder has not been enjoined (temporarily or permanently).

          (j) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and the Guarantors and such agreement shall be in full force and effect at all times from and after the Closing Date.

          (k) On or before the Closing Date, the Credit Agreement and the Guaranty Agreement shall have been executed and delivered by the Company and the Guarantors (to the extent a party thereto), and the other parties thereto.

          (l) On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as they shall have heretofore reasonably requested from the Company and the Guarantors.

          (m) The Merger shall have been consummated, or shall be consummated simultaneously with the closing of the offering of the Notes, on the terms and conditions set forth in the Merger Agreement in the form previously made available to the Initial Purchasers. All conditions to the Company's obligation to consummate the Merger set forth in the Merger Agreement shall have been satisfied, unless waived with the prior written consent of the Initial Purchasers. The Merger Agreement shall be in full force and effect, and (unless consented to in writing by the Initial Purchasers) there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement (that have not been consented to in writing by the Initial Purchasers). A certificate of merger evidencing the merger shall have been filed with the Secretary of State of Delaware.

          All such documents, opinions, certificates and schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial

Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates and schedules or instruments in such quantities as the Initial Purchasers shall reasonably request.

     8. Offering of Securities; Restrictions on Transfer.

          (a) Each of the Initial Purchasers represents and warrants (as to itself only) that it is a QIB. Each of the Initial Purchasers agrees with the Company (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum.

          (b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and
(iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S. Accordingly, neither such Initial Purchaser nor its affiliates, nor any persons acting on its behalf, have engaged or will engage in any directed selling efforts with respect to the Securities, and such Initial Purchaser, its affiliates and all per sons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.

          9. Indemnification and Contribution. (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless the Initial Purchasers and the affiliates, directors, officers, agents, representatives and employees of the Initial Purchasers, and each other person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which any Initial Purchaser or any such affiliate, director, officer, agent, representative, employee or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (1) any untrue statement or alleged untrue statement of any material fact contained in (A) any Memorandum or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or any Guarantor or based upon written information furnished by or on behalf of the Company or any Guarantor filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each, an "Application"); or

               (2) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, the Initial Purchasers and each such affiliate, director, officer, agent, representative and employee and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchasers, such affiliate, director, officer, agent, representative or employee or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable (i) in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto, or any Application, in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers specifically for use therein or (ii) with respect to the Preliminary Memorandum, to the extent that any such loss, claim, damage or liability arises solely from the fact that the Initial Purchasers sold Securities to a person to whom there was not sent or given a copy of the Final Memorandum (as amended or supplemented) at or prior to the written confirmation of such sale if the Company shall have previously furnished copies thereof to the Initial Purchasers in accordance with Section 5(d) hereof and the Final Memorandum (as amended or supplemented) would have corrected any such untrue statement or omission. The indemnity agreement provided for in this Section 9 will be in addition to any liability that the Company and the Guarantors may otherwise have to the indemnified parties. The Company and the Guarantors shall not be liable under this paragraph
(a) for any settlement of any claim or action effected without their consent, which consent shall not be unreasonably withheld or delayed.

     The Initial Purchasers shall not, without the prior written consent of the Company and the Guarantors, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Company and the Guarantors are or could have been a party, or indemnity could have been sought hereunder by the Company and the Guarantors, unless such settlement (A) includes an unconditional written release of the Company and the Guarantors, in form and substance reasonably satisfactory to the Company and the Guarantors, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Company or the Guarantors.

     (b) The Initial Purchasers agree, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, their respective affiliates, directors, officers, agents, representatives and employees and each other person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any Guarantor or any such affiliate, director, officer, agent, representative, employees or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendments or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by such Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any Guarantor or any such affiliate, director, officer, agent, representative, employee or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which consent shall not be unreasonably withheld or delayed.

          The Company and the Guarantors shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by Deutsche Banc Alex. Brown Inc. in the case of paragraph (a) of this Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Guarantors on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each affiliate, director, officer, agent, representative and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each affiliate, director, officer, agent, representative and employee of the Company and the Guarantors and each person, if any, who controls the Company or an Guarantor within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

          10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Guarantors, their officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Guarantors, any of their officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          11. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule 1 hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the total aggregate amount of Securities set forth in Schedule 1 hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company except as provided in Section 10 hereof. In the event of a default by any Initial Purchaser as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five business days, as the nondefaulting Initial Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

          12. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company or any of the Guarantors shall have failed, refused or been unable to perform, in all material respects, all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

          (1) either (i) the Company or any Guarantor shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or (ii) there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto;

          (2) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or maximum or minimum prices shall have been established on any such exchange or market;

          (3) a banking moratorium shall have been declared by New York or United States authorities;

          (4) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency or (C) any material change in the financial markets of the United States that, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum; or

          (5) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b) Termination of this Agreement pursuant to Section 11 or this
Section 12 shall be without liability of any party to any other party except as provided in Section 10 or 11 hereof.

          13. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph of the cover page and in the third sentence of the third paragraph and the third sentence of the fifth paragraph of the section entitled "Private Placement" constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

          14. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered or telecopied and confirmed in writing to Deutsche Banc Alex. Brown Inc., 31 West 52nd Street, New York, New York 10019, Attention: Corporate Finance Department, and if sent to the Company or the Guarantors, shall be mailed, delivered or telecopied and confirmed in writing to the Company at: 600 East Las Colinas Blvd., Suite 1100, Irving, Texas 75039, Attention: Vice President and General Counsel. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

          15. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors, assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Initial Purchasers, the Company, the Guarantors and their respective successors, assigns and legal representatives and for the benefit of no other person except that (i) the indemnities of the Company and the Guarantors contained in Section 9 of this Agreement shall also be for the benefit of the affiliates, directors, officers, agents, representatives and employees of the Initial Purchasers and any person or persons who control any of the Initial Purchasers within the meaning of Section 15 of the Act or
          Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the affiliates, directors, officers, agents, representatives and employees of the Company and the Guarantors and any person or persons who control the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of any of the Securities from the Initial Purchasers will be deemed a successor because of such purchase.

          16. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

          17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Guarantors and the Initial Purchasers.

                                 Very truly yours,
                                 MAGNUM HUNTER RESOURCES, INC.


                                 By:  /s/ GARY C. EVANS
                                      ------------------------------------------
                                      Name:  Gary C. Evans
                                      Title: President and CEO


                                 MAGNUM HUNTER PRODUCTION, INC.,
                                 as Guarantor

                                 By:  /s/ GARY C. EVANS
                                      ------------------------------------------
                                      Name:  Gary C. Evans
                                      Title: Chief Executive Officer


                                 GRUY PETROLEUM MANAGEMENT CO.,
                                 as Guarantor

                                 By:  /s/ GARY C. EVANS
                                      ------------------------------------------
                                      Name:  Gary C. Evans
                                      Title: Chief Executive Officer

                                 HUNTER GAS GATHERING, INC.,
                                 as Guarantor

                                 By:  /s/ GARY C. EVANS
                                      ------------------------------------------
                                      Name:  Gary C. Evans
                                      Title: Chief Executive Officer

                                     TRAPMAR PROPERTIES, INC., as Guarantor


                                     By:  /s/ GARY C. EVANS
                                          --------------------------------------
                                          Name:  Gary C. Evans
                                          Title: Chief Executive Officer

                                     CONMAG ENERGY CORPORATION,
                                     as Guarantor

                                     By:  /s/ GARY C. EVANS
                                          --------------------------------------
                                          Name:  Gary C. Evans
                                          Title: Chief Executive Officer

                                     PINTAIL ENERGY, INC., as Guarantor


                                     By:  /s/ GARY C. EVANS
                                          --------------------------------------
                                          Name:  Gary C. Evans
                                          Title: Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANC ALEX. BROWN INC.
LEHMAN BROTHERS INC.
CIBC WORLD MARKETS CORP.
BNP PARIBAS SECURITIES CORP.
SWS SECURITIES, INC.
MONNESS, CRESPI, HARDT & CO., INC.
RBC DOMINION SECURITIES CORPORATION
SAN JACINTO SECURITIES, INC.
FROST SECURITIES, INC.
RYAN BECK & CO., LLC
HARTSFIELD CAPITAL SECURITIES, INC.


By: Deutsche Banc Alex. Brown Inc.


By: /s/ CARL MAYER
    --------------------------------
    Name:  Carl Mayer
    Title: Managing Director


By: /s/ MARK FEDORCIK
    --------------------------------
    Name:  Mark Fedorcik
    Title: Director

                                   SCHEDULE I

                                                     Principal Amount of
Initial Purchaser                                    Securities To Be Purchased
-----------------                                    --------------------------

Deutsche Banc Alex. Brown Inc.                       $153,000,000
Lehman Brothers Inc.                                   75,000,000
CIBC World Markets Corp.                               48,000,000
BNP Paribas Securities Corp.                            7,500,000
SWS Securities, Inc.                                    3,000,000
Monness, Crespi, Hardt & Co., Inc.                      3,000,000
RBC Dominion Securities Corporation                     3,000,000
San Jacinto Securities, Inc.                            3,000,000
Frost Securities, Inc.                                  1,500,000
Ryan Beck & Co., LLC                                    1,500,000
Hartsfield Capital Securities, Inc.                     1,500,000

                                                     _________________________

Total ............................................   $300,000,000

                                   SCHEDULE II

                               Current Guarantors

     1.  Magnum Hunter Production, Inc.
     2.  Gruy Petroleum Management Co.
     3.  Hunter Gas Gathering, Inc.
     4.  Trapmar Properties, Inc.
     5.  Conmag Energy Corporation
     6.  Pintail Energy, Inc.

                                  SCHEDULE III

                              Additional Guarantors

     1.  Prize Operating Company
     2.  PEC (Delaware), Inc.
     3.  Prize Energy Resources, L.P.
     4.  Oklahoma Gas Processing, Inc.

                                   SCHEDULE IV

                              Current Subsidiaries

                      Name                         Jurisdiction                      Stockholder
                      ----                         ------------                      -----------
1.  Magnum Hunter Production, Inc.                    Texas       Magnum Hunter Resources Inc. (100%)
2.  Gruy Petroleum Management Co.                     Texas       Magnum Hunter Resources Inc. (100%)
3.  Hunter Gas Gathering, Inc.                        Texas       Magnum Hunter Resources Inc. (100%)
4.  Trapmar Properties, Inc.                          Texas       Magnum Hunter Resources Inc. (100%)
5.  Conmag Energy Corporation                         Texas       Magnum Hunter Resources Inc. (100%)
6.  Inesco Corporation                                Texas       Magnum Hunter Resources Inc. (100%)
7.  SPL Gas Marketing Inc.                            Texas       Magnum Hunter Resources Inc. (100%)
8.  Midland Hunter Petroleum                         Wyoming      Magnum Hunter Resources Inc. (100%)
      Limited  Liability Company
9.  Hunter Butcher International                     Wyoming      Magnum Hunter Resources Inc. (51%)
      Limited Liability Company                                   Bill Butcher t(49%)
10.  Canvasback Energy, Inc.                         Delaware     Magnum Hunter Production, Inc. (100%)
11.  Redhead Energy, Inc.                            Delaware     Canvasback Energy, Inc. (100%)
12.  Pintail Energy, Inc.                            Delaware     Magnum Hunter Production, Inc. (100%)
13.  Pintail Oil & Gas, Inc.                          Texas       Magnum Hunter Production, Inc. (100%)

                                   SCHEDULE V

                        Options, Warrants and Investments

WARRANTS OUTSTANDING:

Warrants to purchase an aggregate of 644,749 shares of the Company's common stock were outstanding at December 31, 2001 (some may have been exercised since that date). These warrants, which were issued by the Company to officers or directors of the Company, are exercisable at a price of $6.50 per share until December 31, 2003.

WARRANTS FOR WHICH RECORD DATE HAS BEEN DECLARED:

The Company approved the distribution to its stockholders of record on January 10, 2002, of one warrant for every five shares of common stock at an exercise price of $15.00 per share. The Company has filed a registration statement with the SEC covering the warrants and the shares underlying the warrants.

OPTIONS OUTSTANDING:

Options to purchase an aggregate of 5,217,584 shares of the Company's common stock were outstanding at December 31, 2001 (some may have been exercised since that date). These options, which were issued by the Company to directors, officers or employees of the Company, have exercise prices ranging from $2.50 per share to $12.00 per share and expiration dates ranging from April 28, 2002 to December 12, 2011.

CONVERSION RIGHTS:

1996 Series A Convertible Preferred Stock ("TCW Preferred Stock") The shares of TCW Preferred Stock are convertible into shares of common stock of the Company at a conversion price of $5.875 per share (subject to various adjustments). Beginning in December 1998, the Company has an option, if certain conditions are satisfied, to exchange shares of the TCW Preferred Stock into convertible subordinated debentures of equivalent value or into shares of Common Stock. The holders also have the right to require the Company to redeem all or any part of the TCW Preferred Stock upon certain sales of all or substantially all of the Company's assets or upon changes in control.

INVESTMENTS:

The Company owns, directly or indirectly, the equity interests further described below:

          a. 1,833,771 Units of TEL Offshore Trust are owned by the Company or by the Company's wholly-owned subsidiary, Canvasback Energy, Inc.

          b. A 30% Membership Interest in NGTS, LLC, a Texas limited liability company, is owned by the Company's wholly-owned subsidiary Hunter Gas Gathering, Inc.

          c. 9,706 shares of Swanson Consulting Services, Inc., a Texas corporation, are owned by the Company's wholly-owned subsidiary Magnum Hunter Production, Inc.

          d. A 1% General Partnership interest in Mallard Hunter L.P. is owned by the Company's wholly-owned subsidiary Magnum Hunter Production, Inc.

          e. 3.6 million shares of Aurion Technologies Inc., a Delaware, corporation, are owned by the Company's wholly-owned subsidiary Gruy Petroleum Management Company.

     One or more wholly-owned subsidiaries of the Company owns common stock of the Company, 10% Senior Notes due 2007 of the Company, and 1996 Series A Convertible Preferred Stock of the Company.

                                   SCHEDULE VI

                  Dividends and Distributions and Other Matters

The Company has paid dividends on its 1996 Series A Convertible Preferred Stock in accordance with the terms thereof.

The Company approved the distribution to its stockholders of record on January 10, 2002, of one warrant for every five shares of common stock at an exercise price of $15.00 per share. The Company has filed a registration statement with the SEC covering the warrants and the shares underlying the warrants.

In March 2002, Bluebird Energy, Inc., a former subsidiary of the Company, transferred its assets to a new wholly-owned subsidiary, Canvasback Energy, Inc. Canvasback Energy, Inc. in turn transferred to a new wholly-owned subsidiary, Redhead Energy, Inc., the 10% Senior Notes of the Company received by it from Bluebird Energy, Inc. Also in March 2002, Redhead Energy, Inc. entered into a credit facility and borrowed money thereunder, and pledged its assets as security; Redhead's obligations were guaranteed by Canvasback Energy, Inc. Redhead used proceeds of the credit facility borrowings to purchase additional 10% Senior Notes of the Company from Magnum Hunter Production, Inc.

                                  SCHEDULE VII

                               Registration Rights

None

                                  SCHEDULE VIII

                  Material Assets of Unrestricted Subsidiaries

1.       1,000,000 shares of 1996 Convertible Preferred Stock of the Company.

2. approximately $10.5 million principal amount 10% Senior Notes due 2007 of the Company

3. $2,500,000 Promissory Note from Durango Resources Corporation and Swanson Consulting Services, Inc.

4.       302,950 shares of common stock of the Company

5.       1,725,471  units of beneficial interest in TEL Offshore Trust

                                                                      Exhibit A

                            FORM OF JOINDER AGREEMENT

          JOINDER AGREEMENT, dated as of March 15, 2002, by each of the undersigned, pursuant to the Purchase Agreement, dated as of March 13, 2001, among Magnum Hunter Resources, Inc., as Issuer, the guarantors party thereto and Deutsche Banc Alex. Brown Inc. and the other initial purchasers named therein, as initial purchasers (as amended from time to time, the "Purchase Agreement"). Terms defined in the Purchase Agreement and used herein without definition have the meanings given to them in the Purchase Agreement.

          B. Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and acknowledges and agrees that, pursuant to this Joinder Agreement, it hereby becomes party to Purchase Agreement as a Guarantor, bound by all the covenants, agreements, representations, warranties and acknowledgments applicable to a Guarantor in the Purchase Agreement.

          C. The address and jurisdiction of incorporation of each of the undersigned is set forth below its name on the signature pages hereto.

          D. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

                                       PRIZE OPERATING COMPANY

                                       By:  ____________________________________
                                            Name:
                                            Title:

                                       PEC (Delaware), INC.



                                       By:  ____________________________________
                                            Name:
                                            Title:

                                       PRIZE ENERGY RESOURCES, L.P.

                                       By: Prize Operating Company,
                                             its General Partner

                                       By:  ____________________________________
                                            Name:
                                            Title:

                                       OKLAHOMA GAS PROCESSING, INC.



                                       By:  ____________________________________
                                            Name:
                                            Title:

                                                                     Exhibit B

                     [Form of Registration Rights Agreement]